AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT, made and entered into as of the first day of April, 2017, is to the Participation Agreement dated May 1, 2009 by and among MFS Variable Insurance Trust, MFS Variable Insurance Trust II, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, GWFS Equities, Inc., and MFS Fund Distributors, Inc.,, as amended (the “Participation Agreement”).

WHEREAS, the parties desire to add to the Agreement MFS Variable Insurance Trust III (“Trust III”), an open-end management investment company and Delaware statutory trust for which MFD serves as principal underwriter;

NOW, THEREFORE, in consideration of their mutual promises, the Trusts, the Company, GWFS, and MFD hereby agree as follows:

1.	Trust III is hereby added as a party.

2.	All references to “Trust(s)” now include, as the context may require, Trust III.

3.	Article XIII, “Notices,” is hereby restated in its entirety as follows:

ARTICLE XIII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Ethan Corey, Assistant Secretary

If to Company:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Email:

Facsimile No.: (303) 737-5587

Attn: Ron Laeyendecker, Vice President

Great-West Life & Annuity Insurance Company of New York

8515 East Orchard Road

Greenwood Village, CO 80111

Email:

Facsimile No.: (303) 737-5587

Attn: Ron Laeyendecker, Vice President

If to GWFS, Equities, Inc.:

GWFS

8515 East Orchard Road

Greenwood Village, CO 80111

Email:

Attn: Charles P. Nelson, President

Cc: Ryan Logsdon

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

5. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Terms not otherwise defined herein have the definitions ascribed to them in the Participation Agreement. Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

MFS VARIABLE INSURANCE TRUST MFS VARIABLE INSURANCE TRUST II MFS VARIABLE INSURANCE TRUST III	GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY By its authorized officer, on behalf of their respective Portfolios
By their authorized officer and not individually,
By:
By:	Name:
Ethan Corey	Title:
Assistant Secretary/ Assistant Clerk

MFS FUND DISTRIBUTORS, INC.	GREAT-WEST LIFE & ANNUITY INSURANCE
By its authorized officer,	COMPANY of New York
By its authorized officer,

By:
James A. Jessee	By:
President	Name:
Title:

GWFS EQUITIES, INC.
By its authorized officer,

By:
Name:
Title:

SCHEDULE A

PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Portfolios Applicable to Policies:

All Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment

Share Class

All Share Classes available under the Trusts